Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Commerce.com, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 2, 2026	By:	/s/ Travis Hess
Travis Hess Chief Executive Officer
(Principal Executive Officer)

Date: March 2, 2026	By:	/s/ Daniel Lentz
Daniel Lentz Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)